EXHIBIT 10.3

Silverthorne Production Company
Inter-American Telecommunications Holding Corporation
2008 Second Avenue, #108
Seattle, Washington, USA 98121
1-206-320-8502o  1-206-320-8420 faxo  email:  telkiosk@aol.com



October 5, 1999


Mr. Darrell H. Hughes
9930 N.E. 197th Street
Bothell, Washington 98011
Fax 1-425-3408

Dear Darrell:

         It is my pleasure to extend to you this offer of employment on behalf of Silverthorne Production Company ("SLTH") and Inter-American Telecommunications Holding Corporation ("ITHC"). We hereby offer you employment for a guaranteed term of three years to serve as Chief Executive Officer of both ITHC and SLTH, and to stand for election as Chairman of the SLTH and ITHC Boards of Directors.

         Our offer consists of the following:

         Annual salary                 = $125,000
         ITHC shares signing bonus     = 500 shares of ITHC common (5% of
                                         authorized)
         ITHC shares 1st year bonus    = 500 shares of ITHC common (5% of
                                         authorized)
         SLTH options                  = 400,000  shares at $0.46
         4 weeks annual paid vacation

         In addition SLTH will provide a comprehensive benefit package including medical and dental plan that you and Dave Lucas will develop, a 401K plan and provide for life insurance coverage. As you shall determine certain personnel may require an automobile or reimbursement for use thereof.

         Please advise us relative to this offer at your earliest possible convenience.

         Sincerely,

         /s/Jimmy L. Boswell
         -------------------
         Jimmy L. Boswell
         President, COO


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